UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 – Other Events.

On May 9, 2008, AngioDynamics, Inc. (the “Company”) consummated the previously disclosed acquisition of Oncobionic, Inc. ("Oncobionic") pursuant to the terms of the definitive Stock Purchase Agreement entered into on October 12, 2006 (the "Stock Purchase Agreement").  The closing of the acquisition was conditioned on the successful initial use of Oncobionic’s irreversible electroporation technology in the first human clinical trial for the treatment of soft tissue, which was conducted during the first week of April 2008.

Pursuant to the Stock Purchase Agreement, the Company has acquired Oncobionic for a total purchase price of $25.4 million, including approximately $400,000 of assumed liabilities.  A deposit of $5 million was paid in October 2006 and $10 million was paid on May 9, 2008 at the closing. Additional installments of $5 million each are due in November 2008 and November 2009.  A copy of the Stock Purchase Agreement was filed with the Company’s Quarterly Report on Form 10-Q, dated January 11, 2007 and the description above is qualified in its entirety by reference thereto.

A copy of the press release issued by the Company on May 13, 2008, announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This document and its attachments include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "expect," "reaffirm," "anticipate," "plan," "believe," "estimate," "may," "will," "predict," "project," "might," "intend," "potential," "could," "would," "should," "estimate," "seek," "continue," "pursue," or "our future success depends," or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of the Company.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of the Company may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in the Company's reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended June 2, 2007 and Form 10-Q for the period ended February 29, 2008, financial community and rating agency perceptions of the Company; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.  In addition to the matters described above, the ability of the Company to consummate the purchase of the Diomed businesses described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, the outcome of pending patent litigation, overall economic conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, and the effects on pricing from group purchasing organizations and competition, may affect the actual results achieved by the Company.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: May 13, 2008	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 13, 2008.